UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 6, 2010, Genta Incorporated, (the Company), announced the presentation of combined data on early endpoints from the Company’s randomized Phase 3 trials of Genasense® (oblimersen sodium) Injection plus chemotherapy in patients with advanced melanoma.  The presentation included a “pooled analysis” that assessed combined efficacy results for the endpoints of overall response and progression-free survival from both studies.  The data were presented on June 6, 2010 at the 2010 annual meeting of the American Society of Clinical Oncology (ASCO) in Chicago, IL.

On June 7, 2010, the Company announced the presentation of results from two dose-ranging trials of tesetaxel, the Company’s novel oral tubulin inhibitor.  Results showed potential activity in patients with taxane-resistant cancers, along with no evidence of hypersensitivity and a low incidence of nerve damage, both of which are common side effects of standard taxanes.  The data were presented on June 6, 2010 at the 2010 annual meeting of the American Society of Clinical Oncology (ASCO) in Chicago, IL.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated June 6, 2010
99.2	Press Release of the Company dated June 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	June 7, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance